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                                                                    Exhibit 23.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statement Nos. 333-12221, 333-68531, 333-85110, 333-85112 and 333-121057 of The Boston Beer
Company, Inc. (the "Company") on Form S-8 of our reports dated March 11, 2005, related to the consolidated financial statements of the Company and management's report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 25, 2004.

                                     /s/ Deloitte & Touche LLP

Boston, Massachusetts
March 11, 2005